Exhibit 10.2

DIGITAL GENERATION, INC.

2011 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE AND

STOCK OPTION AGREEMENT

Digital Generation, Inc., a Delaware corporation (the “Company”), pursuant to its 2011 Incentive Award Plan (the “Plan”), hereby grants to the holder listed below (“Holder”), an option to purchase the number of shares of the Company’s Common Stock (the “Shares”) set forth below (the “Option”). This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Stock Option Agreement”) and the Plan, each of which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.

Holder:

Grant Date:

Vesting Commencement Date:

Exercise Price per Share:	$

Total Exercise Price:	$

Total Number of Shares Subject to the Option:	Shares

Expiration Date:

Type of Option:	☐ Incentive Stock Option

☐ Non-Qualified Stock Option

Vesting Schedule:	[To be specified in individual agreements]

By his or her signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice.  Holder has reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Stock Option Agreement and the Plan.  Holder has been provided with a copy or electronic assess to a copy of the prospectus for the Plan.  Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Stock Option Agreement.  The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference.  In the event of any inconsistency between the Plan and the Stock Option Agreement, the terms of the Plan shall control.

DIGITAL GENERATION, INC.	HOLDER

By:	By:
Print Name:	Print Name:
Title:

EXHIBIT A

TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, the Company has granted to Holder an Option to purchase the number of shares of Common Stock indicated in the Grant Notice, subject to all of the terms and conditions set forth in this Agreement, the Grant Notice and the Plan.

ARTICLE I

GRANT OF OPTION

1.1           Grant of Option.  In consideration of Holder’s past and/or continued employment with or service to the Company or a Parent or Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Holder the Option to purchase all or any part of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan, the Grant Notice and this Agreement.  Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.

1.2           Exercise Price.  The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per Share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.  Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and Holder is a Greater Than 10% Stockholder, the price per Share of the Shares subject to the Option shall not be less than 110% of the Fair Market Value of a Share on the Grant Date.

ARTICLE II

PERIOD OF EXERCISABILITY

2.1           Commencement of Exercisability.  Subject to the terms and conditions of this Agreement, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.  No portion of the Option which has not become vested and exercisable at the date of Holder’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided in the Grant Notice or provided by the Administrator or as set forth in a written agreement between the Company and Holder.

2.2           Duration of Exercisability.  The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative.  Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 2.3.

2.3           Expiration of Option.  The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)           The expiration of ten years from the Grant Date;

(b)           If this Option is designated as an Incentive Stock Option and Holder was a Greater Than 10% Stockholder at the time the Option was granted, the expiration of five years from the Grant Date;

(c)           The expiration of three months following the date of Holder’s Termination of Service, unless such termination occurs by reason of Holder’s death, Disability or for Cause;

(d)           The expiration of one year from the date of Holder’s death if Holder dies prior to his or her Termination of Service or within three months after his or her Termination of Service (unless such Termination of Service occurs by reason of Holder’s discharge for Cause);

(e)           The expiration of one year from the date of Holder’s Termination of Service by reason of Holder’s Disability; or

(f)            The date of Holder’s Termination of Service by the Company for Cause.

Notwithstanding the foregoing, in the event of Holder’s Termination of Service by reason of Holder’s death or Disability, the unvested portion of the Option shall not be forfeited until the earlier of (i) the date the Administrator takes action to terminate such unvested portion of the Option or (ii) the date twelve (12) months from the date of Holder’s Termination of Service (and in no event later than the date set forth in Section 2.3(a) or (b) above, as applicable).

If the Option is an Incentive Stock Option, note that, to obtain the federal income tax advantages associated with an “incentive stock option,” the Code requires that at all times beginning on the date of grant of the Option and ending on the day three months before the date of Option’s exercise, Holder must be an Employee of the Company or a Subsidiary, except in the event of Holder’s death or Disability.  The Company has provided for extended exercisability of Holder’s Option under certain circumstances for Holder’s benefit but cannot guarantee that Holder’s Option will necessarily be treated as an “incentive stock option” if Holder continues to be employed by or provide services to the Company or an affiliate as a Consultant or Director after Holder’s employment terminates or if Holder otherwise exercises its options more than three months after the date Holder’s employment terminates.

2.4           Special Tax Consequences.  Holder acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options, including the Option, are exercisable for the first time by Holder in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code.  Holder further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder, and the Fair Market Value of stock shall be determined as of the time the respective Options were granted.

ARTICLE III

EXERCISE OF OPTION

3.1           Person Eligible to Exercise.  Except as provided in Section 4.1, during the lifetime of Holder, only Holder may exercise the Option or any portion thereof, unless it has been disposed of pursuant to a DRO.  After the death of Holder, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.3, be exercised by Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

3.2           Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 2.3.

3.3           Manner of Exercise.  The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company) of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 2.3:

(a)           A written or electronic notice signed by Holder or any other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator.  Such notice shall be substantially in the form attached as Exhibit B to the Grant Notice (or such other form as is prescribed by the Administrator);

(b)           The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, as provided under Sections 3.4 and 3.5;

(c)           Any other written representations as may be required in the Administrator’s reasonable discretion to evidence compliance with the Securities Act or any other Applicable Law; and

(d)           In the event the Option or portion thereof shall be exercised pursuant to Section 3.1 by any person or persons other than Holder, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

3.4           Method of Payment.  Payment of the exercise price and any applicable withholding tax shall be by any of the following, or a combination thereof, at the election of Holder, subject to Sections 11.1 and 11.2 of the Plan:

(a)           Cash;

(b)           Check;

(c)           Delivery of a notice that Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised and any applicable withholding tax; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;

(d)           With the consent of the Administrator, by delivery of a full recourse promissory note on such terms and conditions as may be approved by the Administrator;

(e)           With the consent of the Administrator, surrender of vested Shares owned by Holder which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised and any applicable withholding tax;

(f)            With the consent of the Administrator, surrendered Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised and any applicable withholding tax; or

(g)           With the consent of the Administrator, property of any kind which constitutes good and valuable consideration.

Notwithstanding any other provision of the Plan or this Agreement, if Holder is a Director or “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act, he or she shall not be permitted to make payment pursuant to this Section 3.4, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company, in violation of Section 13(k) of the Exchange Act.

3.5           Tax Withholding.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require Holder to remit to the Company or an Affiliate, an amount sufficient to satisfy federal, state, local and foreign taxes (including Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning Holder arising as a result of the Option or otherwise under this Agreement, including, without limitation, the authority to deduct such amounts from other compensation payable to Holder by the Company or any Affiliate.

3.6           Conditions to Issuance of Stock Certificates.  The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the conditions set forth in Section 11.4 of the Plan.

3.7           Rights as Stockholder.  Holder shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company to such Holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) and, once issued, such Shares shall be freely tradeable and non-forfeitable. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.2 of the Plan.

3.8           Fractional Shares.  In no event will fractional shares be issued upon exercise of the Option.

ARTICLE IV

RESTRICTIONS

4.1           Option Generally Not Transferable.

(a)           Subject to Section 4.1(c), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed.  Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

(b)           Unless transferred to a Permitted Transferee in accordance with Section 4.1(c), during the lifetime of Holder, only Holder may exercise the Option or any portion thereof, unless it has been disposed of pursuant to a DRO.  After the death of Holder, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 2.3, be exercised by Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(c)           Notwithstanding any other provision in this Agreement, with the consent of the Administrator and to the extent the Option is designated as a Non-Qualified Stock Option, the Option may be transferred to, exercised by and paid to one or more Permitted Transferees, subject to the terms and conditions set forth in Section 11.3 of the Plan. Subject to such conditions and procedures as the Administrator may require, a Permitted Transferee may exercise the Option or any portion thereof during Holder’s lifetime.

4.2           Forfeiture and Claw-Back Provisions.   Holder hereby acknowledges and agrees that the Award is subject to the provisions of Section 11.5 of the Plan.

4.3           Trading Restrictions.  The Company may establish periods from time to time during which Holder’s ability to engage in transactions involving the Company’s Common Stock is subject to specific restrictions (“Restricted Periods”).  Notwithstanding any other provisions herein, Holder may not exercise Options during an applicable Restricted Period unless such exercise is specifically permitted by the Company, in its sole discretion.  Holder may be subject to restrictions giving rise to a Restricted Period for any reason that the Company determines appropriate, including, restrictions generally applicable to employees or groups of employees or restrictions applicable to Holder during an investigation of allegations of misconduct or conduct detrimental to the Company or any Affiliate by Holder.

[4.4       Prohibited Activities.

(a)           Prohibited Activities.

(i)            Holder acknowledges that the services Holder is to render are of a special and unusual character with a unique value to the Company, the loss of which cannot adequately be compensated by damages in action at law.  Holder also acknowledges that, to assist Holder in the performance of Holder’s duties, the Company agrees to provide and shall provide Holder with Confidential Information (as defined below) and materials as a result of Holder’s signing this Agreement, with such Confidential Information being in addition to any such information Holder received from the Company prior to signing this Agreement.  Due to the sensitive nature of this Confidential Information, Holder acknowledges that the Company has legitimate business and competitive interests and legal rights to require non-disclosure of the Confidential Information to other companies and/or individuals and to require that the Confidential Information be used only for the benefit of the Company.  Therefore, in order to protect the Company’s Confidential Information and the Company’s business goodwill and competitive position, and in exchange for the Company providing Holder the consideration set forth herein, and in order to protect the value of the equity-based compensation provided to Holder in this Agreement, Holder agrees that Holder will not, without the consent of the Company:

(A)          At any time, divulge or disclose, directly or indirectly, to any person, firm, association or corporation other than bona fide employees of the Company or use for Holder’s own benefit, gain or otherwise, any Confidential Information;

(B)           During the term of Holder’s employment or service to the Company, and for a period of 12 months following Holder’s Termination of Service with the Company for any reason, either directly or indirectly, call on, recruit, solicit, or induce any employee, contractor or officer of the Company whom Holder had contact with in the course of his or her or work with Company to terminate his or her relationship with the Company, and will not assist any other person or entity in such a solicitation, and Holder further agrees that Holder will not discuss, by any means whatsoever, with any such employee, contractor or officer of the Company the termination of such individual’s relationship with the Company during the time period set forth above;

(C)           During the term of Holder’s employment or service to the Company, and for a period of 12 months following Holder’s Termination of Service with the Company for any reason, either directly or indirectly, call on, service, solicit, or accept competing business from the Company’s customers or prospective customers whom or which Holder, within the previous two years, had or made contact with, in any form whatsoever, regarding the Company’s businesses, and Holder further agrees that Holder shall not assist any other person or entity in such a solicitation; and

(D)          During the term of Holder’s employment or service to the Company[, and for a period of 12 months following Holder’s Termination of Service with the

Company for any reason,] either directly or indirectly, engage in competition with the Company within the “geographic region.”

(ii)           Holder also recognizes that the Company may receive from third parties, including customers, vendors, and business associates, their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.  Holder agrees to hold all such information in the strictest confidence and not to disclose it to any person, firm, or corporation or to use it except as necessary in carrying out Holder’s work for the Company consistent with the Company’s agreement with the third party that provided the confidential and proprietary information.

(iii)          Holder represents that Holder’s employment by the Company does not and will not breach any agreement between Holder and any former employer, including any non-compete agreement or any agreement to keep in confidence or refrain from using information acquired by Holder prior to Holder’s employment by the Company.  During Holder’s employment by the Company, Holder agrees that Holder will not violate any non-solicitation agreements Holder entered into with any former employer or third party, nor will Holder bring onto the premises of the Company or use any unpublished documents or any property belonging to any former employer or other third party, in violation of any lawful agreements with that former employer or third party.

(iv)          For purposes of this Section 4.4:

(A)          The terms “competition” or “compete” mean engaging in the same or any substantially similar business as the Company in any manner whatsoever (other than as a passive investor), including without limitation, as a proprietor, partner, investor, shareholder, director, officer, employee, consultant, independent contractor, or otherwise;

(B)           The term “geographic region” means the United States or any foreign country in which the Company has marketed its products or services, directly or indirectly;

(C)           The term “Confidential Information” shall mean any trade secret, confidential, proprietary, or non-public information and materials concerning the Company and/or its clients, whether such information  or materials are memorized, memorialized in any manner, in hard copy, electronic, or other form, or that qualifies as confidential, restricted, or for internal use only pursuant to Company guidelines or the employee handbook; the Company’s products, business strategies, know-how designs, formulas, processes, and methods; research; marketing; pricing; business relationships; software, software code and other technologies; forecasts; margins; confidential information of other employees; plans and proposals; client information (including but not limited to lists of clients, client names, contact information, personal data or identifying numbers; financial data; historical information; preferences and strategies, as well as any compilations of same); and any other non-public, technical, non-technical, or business information, whether written or oral.  Holder acknowledges that the Company maintains much of its Confidential Information on its secured network and that the Confidential Information provides a competitive advantage to the Company.  The term

“Confidential Information” does not include information that (1) has become known to the public generally through no fault of Holder, or (2) the Company regularly provides to third parties without restriction on use or disclosure; and

(D)          The term “Company” means the Company and its Affiliates.

(b)           Reasonableness of Restrictions.  Holder has carefully read and considered the provisions of this Section 4.4, and, having done so, agrees and acknowledges that the foregoing restrictions limit Holder’s ability to engage in competition in the geographic region and during the period provided for above.  Holder expressly warrants and represents that these restrictions with respect to time, geographic territory, and scope of activity are reasonable and necessary to protect the Confidential Information and the Company’s business goodwill and competitive position.

(c)           Severability.  In the event that, notwithstanding the foregoing, any of the provisions of this Section 4.4 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein.  In the event that any provision of this Section 4.4 shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or areas of restriction and/or related aspects deemed reasonable and enforceable by the court shall become and thereafter be the maximum restriction in such regard, and the restriction shall remain enforceable to the fullest extent deemed reasonable by such court.  Notwithstanding Section 5.13 of this Agreement, this Section 4.4 may be in addition to and does not limit the effect of other agreements or understandings between Holder and the Company with respect to matters addressed in it, including with respect to prohibitions against competition and solicitation and the protection of the Company’s Confidential Information.

(d)           Forfeiture.  The grant of the Option provided herein and Holder’s agreement to the restrictions set forth in this Section 4.4 are intended to be mutually dependent promises and in the event Holder breaches or threatens to breach the covenants set forth in this Section 4.4 or the covenants set forth in this Section 4.4 are held to be invalid or unenforceable, then Holder shall immediately forfeit the outstanding and unexercised portion of the Option. The forfeiture described in this Section 4.4(d) is not intended as liquidated damages.  Holder acknowledges that he or she would not be entitled to receive the Option but for his or her agreement to the covenants set forth in this Section 4.4, and in the event the Company does not receive the benefits of such covenants, Holder shall not retain any benefits of the outstanding and unexercised portion of the Option.

(e)           Remedies for Breach.  In the event of a breach of any of the covenants in this Section 4.4, the Company shall have the right to seek monetary damages for any such breach.  In addition, in the event of a breach or threatened breach of any of the covenants in this Section 4.4, the Company shall have the right to seek equitable relief, including specific performance by means of an injunction against Holder or against Holder’s partners, agents, representatives, servants, employers, employees, and/or any and all persons acting directly or indirectly by or with him or her, to prevent or restrain any such breach.]

ARTICLE V

OTHER PROVISIONS

5.1           No Right to Continued Employment or Awards.

(a)           Nothing in the Plan, the Grant Notice, or this Agreement shall confer upon Holder any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge or terminate the services of Holder at any time for any reason whatsoever, except to the extent expressly provided otherwise in a written agreement between the Company or any Affiliate and Holder.

(b)           The grant of the Option is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future.  Future grants, if any, will be at the sole discretion of the Company.  In addition, the value of the Option is an extraordinary item of compensation outside the scope of any employment contract.  As such, the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments. The future value of the underlying Common Stock is unknown and cannot be predicted with certainty.

5.2           Adjustments.  Holder acknowledges that the Option, including the vesting of the Option and the number of Shares subject to the Option, is subject to adjustment in the discretion of the Administrator upon the occurrence of certain events as provided in this Agreement and Section 13.2 of the Plan.

5.3           Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s corporate headquarters or to the then-current email address for the Secretary of the Company, and any notice to be given to Holder shall be addressed to Holder at the most recent physical or email address for Holder listed in the Company’s personnel records. By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

5.4           Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

5.5           Governing Law; Venue; Severability.  The laws of the State of Texas shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.  The parties agree that any suit, action, or proceeding arising out of or relating to the Plan or this Agreement shall be brought in the United States District Court for the Northern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in Dallas County, Texas) and that the parties shall submit to the jurisdiction of such court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection a party may have to the laying of venue for any such suit, action or proceeding brought in such court.  THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING.  If any one or more provisions of this Agreement shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

5.6           Conformity to Securities Laws.  Holder acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the United States Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.7           Tax Representations.  Holder has reviewed with Holder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement.  Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Holder understands that Holder (and not the Company) shall be responsible for Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

5.8           Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

5.9           Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.10         Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall impair any rights or obligations under this Agreement in any material way without the prior written consent of Holder.

5.11         Paperless Administration.  By accepting this Award, Holder hereby agrees to receive documentation related to the Option by electronic delivery, such as a system using an online website or interactive voice response, maintained by the Company or a third party designated by the Company.

5.12         Notification of Disposition.  If this Option is designated as an Incentive Stock Option, Holder shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such shares of Common Stock or (b) within one year after the transfer of such shares of Common Stock to Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Holder in such disposition or other transfer.

5.13         Entire Agreement.  The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all oral, implied or written promises, statements, understandings, undertakings and agreements between the Company and Holder with respect to the subject matter hereof, including without limitation, the provisions of any employment agreement or offer letter regarding equity awards to be awarded to Holder by the Company, or any other oral, implied or written promises, statements, understandings, undertakings or agreements by the Company or any of its representatives regarding equity awards to be awarded to Holder by the Company.

EXHIBIT B

TO STOCK OPTION GRANT NOTICE

FORM OF EXERCISE NOTICE

Effective as of today,        , 20   , the undersigned (“Holder”) hereby elects to exercise Holder’s option to purchase        shares of the Common Stock (the “Shares”) of Digital Generation, Inc. (the “Company”) under and pursuant to the Digital Generation, Inc. 2011 Incentive Award Plan (the “Plan”) and the Stock Option Grant Notice and Stock Option Agreement dated         , 20    (the “Option Agreement”). Capitalized terms used herein without definition shall have the meanings given in the Option Agreement.

Grant Date:

Number of Shares of Common Stock as to which Option is Exercised:

Exercise Price per Share of Common Stock:	$

Total Exercise Price:	$

Certificate to be Issued in Name of:

Cash Payment delivered herewith:	$
(Representing the full Exercise Price for the Shares, as well as any applicable withholding tax)

Type of Option:	☐ Incentive Stock Option ☐ Non-Qualified Stock Option

1.             Representations of Holder.  Holder acknowledges that Holder has received, read and understood the Plan and the Option Agreement.  Holder agrees to abide by and be bound by their terms and conditions.

2.             Rights as Stockholder.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.2 of the Plan.  The Shares shall be freely tradeable and non-forfeitable.

3.             Tax Consultation.  Holder understands that Holder may suffer adverse tax consequences as a result of Holder’s purchase or disposition of the Shares.  Holder represents that Holder has consulted with any tax consultants Holder deems advisable in connection with the purchase or disposition of the Shares and that Holder is not relying on the Company for any tax advice.

4.             Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

5.             Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by Holder or by the Company forthwith to the Administrator, which shall review such dispute

B-1

at its next regular meeting.  The resolution of such a dispute by the Administrator shall be final and binding on the Company and on Holder.

6.             Governing Law; Severability.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

7.             Notices.  Any notice required or permitted hereunder shall be given in accordance with the provisions set forth in Section 5.3 of the Option Agreement.

8.             Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

ACCEPTED BY:	SUBMITTED BY:

DIGITAL GENERATION, INC.	HOLDER

By:	By:
Print Name:	Print Name:
Title:

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